MASTER AGREEMENT REGARDING LEASES

THIS MASTER AGREEMENT REGARDING LEASES (this "Master Agreement") is made and entered into as of September 22, 2004, by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (herein called "Wachovia N.A."), and FIRST STATES INVESTORS 3300, LLC, a Delaware limited liability company (herein called "Master Landlord Named Herein").

BACKGROUND

A.           On May 10, 2004, Wachovia, as seller, and Master Landlord, as purchaser, entered into a certain Agreement of Sale and Purchase, dated as of May 10, 2004, setting forth a sale-leaseback transaction involving a portfolio of properties (each, a "Portfolio Property", and, collectively, the "Portfolio Properties"), consisting of (i) the properties listed on Exhibit A hereto (each, a "Group A Property", and, collectively, the "Group A Properties"), (ii) the properties listed on Exhibit B hereto (each, a "Group B Property", and, collectively, the "Group B Properties"), and (iii) certain other properties that are not subject to leases with Master Landlord; such Agreement of Sale and Purchase has heretofore been amended by amendments dated June 2, 2004, August 16, 2004 and September 22, 2004 (such Agreement of Sale and Purchase, as so amended, being herein called the "Purchase Agreement"). FSG is the owner of one hundred percent (100%) of the membership interests in First States Investors 3300 Holdings, LLC, which is the owner of one hundred percent (100%) of the membership interests in Master Landlord Named Herein.  Accordingly, Master Landlord Named Herein is a Wholly-Owned Subsidiary of FSG.

B.           As of the date hereof, the closing under the Purchase Agreement has occurred, and pursuant thereto:

    (1)          Wachovia has conveyed to Master Landlord, all of its ownership interest in all of the Group A Properties and the Group B Properties; and

    (2)          Master Landlord, as landlord, and Wachovia, as tenant, have entered into 132 lease agreements, each of which is dated as of the date hereof, and each of which demises certain premises (as more particularly described in such Lease) within (i) one of the Group A Properties (each, a "Group A Lease" and collectively, the "Group A Leases"); or (ii) one of the Group B Properties (each, a "Group B Lease" and collectively, the "Group B Leases").

As used herein, (i) the term "Lease" shall mean any Group A Lease or Group B Lease, and the term "Leases" shall mean, collectively, the Group A Leases and the Group B Leases, and (ii) the term "Lease Property" shall mean any Group A Property or Group B Property, and the term "Lease Properties" shall mean, collectively, the Group A Properties and the Group B Properties.

C.           This Master Agreement is also being executed pursuant to the Purchase Agreement at the closing thereunder. The purpose hereof is to set forth additional covenants and agreements with respect to the Leases between Master Landlord (as landlord under the Group A Leases and the Group B Leases), on the one hand, and Wachovia, on the other. Generally, it is the intention of the parties to set forth such additional covenants and agreements in this Master Agreement, as opposed to setting forth the same in each of the Leases, due to (i) the application thereof to more than a single Lease Property, and/or (ii) the fact that the same are not intended to apply to any third party (i.e., unaffiliated) successors to the Master Landlord and/or Tenant under the Leases, except as provided in this Master Agreement; but this sentence is intended as explanatory and shall not be deemed to limit the express provisions hereof.

D.           Without limiting the generality of the foregoing, it is intended, as more particularly provided herein, that this Master Agreement be integrated with, and constitute a part of, each Integrated Lease. In that regard, certain provisions of each Lease (by way of example only, Article XI of each Lease setting forth Wachovia's Termination Rights) were written to fully reflect the terms and conditions that apply under such Lease from and after the point, if any, that it becomes a Non-Integrated Lease, but only partially reflect the terms and conditions that apply under such Lease while it remains an Integrated Lease; it being intended that (i) for so long as each Lease shall remain an Integrated Lease, it shall be read together with this Master Agreement (as an indispensable part thereof) in determining the rights of the Landlord and the Tenant under the Lease (and that, in the event of any conflict between the terms and conditions of this Master Agreement and the terms and conditions of the Lease, the terms and conditions of this Master Agreement shall control and apply in all respects, to the extent herein expressed), and (ii) from and after the point, if any, that it becomes a Non-Integrated Lease, it shall be read independent of this Master Agreement (which shall no longer be a part thereof) in determining the rights of the Landlord and the Tenant under the Lease, provided, that this clause (ii) shall not be deemed to limit, in any way, the rights and/or obligations of any party to this Master Agreement under this Master Agreement (including the obligations of Wachovia to pay any Excess Termination Rights Payments pursuant to Section 3.4 hereof).

E.           Without limiting the generality of the foregoing, it is further intended, that with respect to any state or federal bankruptcy, reorganization or insolvency law, including, without limitation, the United States Bankruptcy Code (Title 11, U.S.C.A) and the Federal Deposit Insurance Act (Title 12, U.S.C.A, Chapter 16), or other similar federal or state law, no party hereto shall have the right to reject or disaffirm this Master Agreement or its obligations hereunder separately from its obligations under the Leases for which the provisions of this Master Agreement are incorporated; and this Master Agreement may not be terminated without the express written consent of Wachovia, the Designated Portfolio Lender and Master Landlord, provided, that the foregoing shall not be deemed to limit, in any way, the rights and/or obligations of any party to this Master Agreement under this Master Agreement.

F.           The foregoing Recitals are intended to be an integral and operative part of this Master Agreement.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.           Defined Terms.  Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Leases (and the provisions of last paragraph of Section 1.1(b) of the Leases shall likewise be applicable herein). As used in this Master Agreement, the following additional terms shall have the respective meanings indicated below, and such meanings are incorporated in each such provision where used as if fully set forth therein:

"Acceleration Rescission Notice" shall have the meaning ascribed thereto in Section 13 hereof.

"Aggregate Termination Rights Area", at any time, shall mean the sum of (i) the Type I Termination Rights Area at such time, plus (ii) the Type II Termination Rights Area at such time, plus (iii) the Type III Termination Rights Area at such time, plus (iv) the Type IV Termination Rights Area at such time.

"Available Termination Rights Area", at any time, shall mean (i) the Aggregate Termination Rights Area at such time, reduced by (ii) the aggregate amount of the Exercise Termination Area as to all prior exercises of Wachovia's Termination Rights under any Lease (provided, that the amount in this clause (ii) shall not include, i.e., shall be reduced by, the amount of any Excess Exercise Termination Area as to which Tenant shall have made an Excess Termination Rights Payment).

"Base Leased Premises", under any Lease, at any time, shall mean all the Leased Premises demised under such Lease at such time (including all Coterminous Former Release Space and Coterminous Expansion Space), but specifically excluding any Short-Term Additional Space.

"Depositary" shall mean an entity selected by Wachovia that is (1) a bank, savings and loan association, trust company, insurance company or other entity subject to supervision and regulation by the banking or insurance department of any of the United States of America, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation (or any successor to any thereof hereafter exercising similar functions), and (2) in the business of acting as a depositary for, and with respect to, escrowed funds, provided that in no event shall the Depositary be Wachovia or an Affiliate of Wachovia.

"Designated Portfolio Lender" shall have the meaning ascribed thereto in Section 13 hereof.

“Designated Mezzanine Lender” shall have the meaning ascribed thereto in Section 14.1 hereof.

“DML Designation Notice” shall have the meaning ascribed thereto in Section 14.1 hereof.

"DML Nominee", of a Designated Mezzanine Lender, shall mean a person that acts solely for the benefit of such Designated Mezzanine Lender as to the holding of all of the membership interests in Master Landlord (or in any person owning, directly or indirectly, all the ownership interest in Master Landlord).

“DML Transferee” shall mean any person that shall succeed to the interest of Designated Mezzanine Lender (or its Wholly-Owned Subsidiary) in all of the membership interests in Master Landlord (or in any person owning, directly or indirectly, all the ownership interest in Master Landlord).

“DML Substitution Notice” shall have the meaning ascribed thereto in Section 14.1 hereof.

"DPL Acceleration Notice"  shall have the meaning ascribed thereto in Section 13 hereof.

"DPL Nominee", of a Designated Portfolio Lender, shall mean a person that acts solely for the benefit of such Designated Portfolio Lender as to the holding of any Landlord's Estate or the exercise of the rights of such Designated Portfolio Lender under Section 13.2(a) hereof.

"DPL Substitution Notice" shall have the meaning ascribed thereto in Section 13 hereof.

"Enforcement Completion Date" shall mean, in any case that the Designated Portfolio Lender shall deliver a DPL Acceleration Notice (and not subsequently serve an Acceleration Rescission Notice), the first date after the delivery of the DPL Acceleration Notice that, with respect to each of the Lease Properties on which a mortgage lien was granted to such Designated Portfolio Lender, either (i) such mortgage lien shall have been satisfied, discharged or released by the Designated Portfolio Lender, or (ii) the Landlord's Estate in the Lease affecting such Lease Property shall have been transferred to the Designated Portfolio Lender or its DPL Nominee.

"Excess Termination Rights Payment", with respect to any exercise of Wachovia's Termination Rights under a Non-Integrated Lease at a time when the Available Termination Rights Area is less than the Exercise Termination Area as to such exercise, shall mean an amount equal to the net present value of the Annual Basic Rent that would have been payable for the balance of the Initial Term with respect to the excess of (i) the Exercise Termination Area as to such exercise, over (ii) the then Available Termination Rights Area (herein called the "Excess Exercise Termination Area"), had such Lease not been terminated as to such Excess Exercise Termination Area (which net present value shall be determined as of the day immediately following the Early Termination Date, using a discount rate equal to the Prime Rate).

"Exercise Termination Area", as to any exercise of Wachovia's Termination Rights under any Lease, shall mean either (i) the Net Rentable Area of the Leased Premises under such Lease (in any case that Wachovia's Termination Rights are being exercised as to the entirety of such Leased Premises), or (ii) the Net Rentable Area of the Vacate Space with respect to such exercise (in any other case).

"Integrated Lease" shall mean any Lease, other than a Non-Integrated Lease. On the date hereof, all of the Leases are Integrated Leases.

"Integrated Wachovia Lease" shall mean any Integrated Lease under which the Tenant is a Wachovia Party.

“Master Landlord” shall mean (i) Master Landlord Named Herein, (ii) the person that shall succeed to the interest of Master Landlord hereunder upon the Enforcement Completion Date pursuant to Section 13.3 hereof, or (iii) following such a succession under Section 13.3 hereof, any person that shall thereafter acquire the interest of Master Landlord hereunder pursuant to an assignment permitted under Section 13.4 hereof.

“Mezzanine Lender” shall mean a lender holding a Mezzanine Loan.

“Mezzanine Loan” shall mean a loan principally secured (as to the repayment of the indebtedness and any interest thereon) by a pledge of 100% of the membership interests in Master Landlord, but not secured by (x) a collateral assignment of the interest of the Master Landlord under the Master Agreement, or (y) in whole or in part, a mortgage lien which covers any of the Lease Properties.  In addition, in the case of the Mezzanine Loan made by the initial Designated Mezzanine Lender, such loan, at the time of its making (but not otherwise) shall be in an amount that, when added together with the original principal amount of the Portfolio Loan made by the initial Designated Portfolio Lender, does not exceed 65% of the purchase price paid by Master Landlord to Wachovia for all of the Portfolio Properties pursuant to the Purchase Agreement.

"Non-Integration Event", with respect to any specific Lease, shall mean any of the following events with respect to such Lease:

(a)           during any period when there is no Designated Portfolio Lender, any Third Party Transfer Event with respect to such Lease; or

(b)           during any period when there is a Designated Portfolio Lender, but such Designated Portfolio Lender does not hold a mortgage lien upon the Landlord's Estate under such Lease, either of the following events: (1) any Third Party Transfer Event with respect to such Lease; or (2) the delivery of a DPL Acceleration Notice by such Designated Portfolio Lender; or

(c)           during any period when there is a Designated Portfolio Lender, and such Designated Portfolio Lender holds a mortgage lien upon the Landlord's Estate under such Lease, any one of the following events:

(i)           any Third Party Transfer Event with respect to such Lease, together with the release by the Designated Portfolio Lender of the mortgage lien held by the Designated Portfolio Lender upon the Landlord's Estate under such Lease; or

(ii)           any Third Party Transfer Event with respect to such Lease effectuated (1) upon completion of a foreclosure auction, or (2) with the written consent of the Designated Portfolio Lender (whether or not the Designated Portfolio Lender releases its mortgage lien upon the Landlord's Estate under such Lease); or

(iii)           the failure of the Designated Portfolio Lender to deliver a DPL Acceleration Notice within one hundred eighty (180) days after the Designated Property Lender receives written notice of a Third Party Transfer Event with respect to such Lease (whether or not the Designated Portfolio Lender releases its mortgage lien upon the Landlord's Estate under such Lease); or

(d)           upon the required assignment that takes effect on the Enforcement Completion Date pursuant to Section 13.3, the Landlord's Estate under such Lease (at such time) not being held by the assignee of the interest of Master Landlord hereunder (i.e., the new Master Landlord) or one or more of its Wholly-Owned Subsidiaries; or

(e)           upon a permitted assignment of the interest of Master Landlord hereunder pursuant to Section 13.4, the Landlord's Estate under such Lease (at such time) not being held by the assignee of the interest of Master Landlord hereunder (i.e., the new Master Landlord) or one or more of its Wholly-Owned Subsidiaries.

"Non-Integrated Lease" shall mean any Lease with respect to which a Non-Integration Event has occurred. Notwithstanding the foregoing, if (I) a Lease theretofore became a Non-Integrated Lease solely by reason the occurrence of the Non-Integration Event described in clause (b)(2) of the definition thereof, (II) subsequent thereto, an Acceleration Rescission Notice is delivered by the Designated Portfolio Lender, (III) no other intervening Non-Integration Event shall have occurred with respect to such Lease, and (IV) upon the delivery of the Acceleration Rescission Notice, the Landlord's Estate in such Lease is held by the Master Landlord or a Wholly-Owned Subsidiary of the Master Landlord, then such Lease shall no longer be Non-Integrated Lease (i.e., it shall be reinstated as an Integrated Lease) unless and until another Non-Integration Event shall occur.

"Portfolio Lender" shall mean a lender holding a Portfolio Loan.

"Portfolio Loan" a loan secured (as to the repayment of the indebtedness and any interest thereon) by (x) a collateral assignment of the interest of the Master Landlord under the Master Agreement, and (y) in whole or in part, a mortgage lien which covers (as of the date of the origination of such loan only) either (A) in the case of the Portfolio Loan made by the initial Designated Portfolio Lender on the date hereof, substantially all of the Lease Properties on the date hereof, or (B) in the case of any other Portfolio Loan, ten (10) or more of the Lease Properties owned by Master Landlord or a Wholly-Owned Subsidiary of Master Landlord on the date of the origination of such loan. In addition, in the case of the Portfolio Loan made by the initial Designated Portfolio Lender on the date hereof only, such loan, at the time of its making (but not otherwise), shall be in an amount that, when added together with the original principal amount of the Mezzanine Loan made by the initial Designated Mezzanine Lender, does not exceed 65% of the purchase price paid by Master Landlord to Wachovia for all the Portfolio Properties pursuant to the Purchase Agreement.

The term "mortgage lien" shall (for all purposes hereof, including for purposes of the definition of "Enforcement Completion Date", "Non-Integration Event" and "Portfolio Loan") mean any mortgage lien that was granted by the Landlords under the pertinent Leases to the Designated Portfolio Lender, as security for its Portfolio Loan, with the intent that, at the time of such grant, such mortgage lien be the most senior mortgage lien (as amongst mortgage liens) affecting the pertinent Lease Properties (it being acknowledged that any other mortgage lien that is "insured over" or not excepted from coverage under the lender's title insurance policy or marked commitment relating to such loan shall not be deemed to be senior to the lender's mortgage lien for purposes of this definition); provided, further, that, for purposes of this definition, a mortgage lien shall be deemed "granted" (for all purposes) if at the time it is purportedly granted, the lender is insured with respect under the lender's title insurance policy.

"Section 2 Lease", with respect to any Renewal Term, shall mean each and every Lease that, as of the commencement of such Renewal Term, is an Integrated Wachovia Lease.

"Third Party Purchaser" shall mean any person hereafter acquiring the Landlord's Estate under a Lease that is not either (i) Master Landlord or a Wholly-Owned Subsidiary of Master Landlord or (ii) the Designated Portfolio Lender (or its Wholly-Owned Subsidiary) or its DPL Nominee (or its Wholly Owned Subsidiary) (except that the provisions of this clause (ii) shall be applicable only during a period commencing on the delivery of a DPL Acceleration Notice and ending on the first to occur of (x) the delivery of an Acceleration Rescission Notice and (y) the Enforcement Completion Date).

"Third Party Transfer Event", with respect to any Lease, shall mean either (a) a conveyance or other transfer of the Landlord's Estate under such Lease to a Third Party Purchaser, or (b) a transfer of any ownership interest in the Landlord under such Lease (or in any person having a direct or indirect ownership in such Landlord) which results in such Landlord no longer being either (i) Master Landlord or a Wholly-Owned Subsidiary of Master Landlord or (ii) the Designated Portfolio Lender (or its Wholly-Owned Subsidiary) or its DPL Nominee (or its Wholly Owned Subsidiary) (except that the provisions of this clause (ii) shall be applicable only during a period commencing on the delivery of a DPL Acceleration Notice and ending on the first to occur of (x) the delivery of an Acceleration Rescission Notice and (y) the Enforcement Completion Date); it being further agreed that any transaction (including any transfers of ownership interests in any entity) which results in the Master Landlord Named Herein (while it is still Master Landlord hereunder) no longer being a Wholly-Owned Subsidiary of FSG, the Designated Mezzanine Lender or its DML Nominee or any DML Transferee, shall be deemed Third Party Transfer Event as to all Leases. Notwithstanding anything to the contrary contained in this Agreement, for all purposes hereof, any transfer or other conveyance of all or a portion of the membership interests in Master Landlord (or in any person having a direct or indirect ownership in such Master Landlord) effected pursuant to a court proceeding (pursuant to federal bankruptcy law, or any similar federal or state law) involving  the bankruptcy, insolvency or reorganization of FSG shall not be deemed a Third Party Transfer Event.

"Type A Coterminous Former Release Premises" shall have the meaning ascribed thereto in Section 7 hereof.

"Type B Coterminous Former Release Premises" shall have the meaning ascribed thereto in Section 7 hereof.

"Type I Termination Rights Area", at any time, shall mean the following amounts of Net Rentable Area during the following periods: (i) during the first three (3) Lease Years, a Net Rentable Area of zero RSF; (ii) during the period from the first day of the fourth (4th) Lease Year until the last day of the eighth (8th) Lease Year (both days inclusive), a Net Rentable Area of 234,336 RSF; (iii) during the period from the first day of the ninth (9th) Lease Year until the last day of the thirteenth (13th) Lease Year (both days inclusive), a Net Rentable Area of 468,672 RSF; and (iv) during the period from the first day of the fourteenth (14th) Lease Year until the last day of the Initial Term (both days inclusive), a Net Rentable Area of 703,008 RSF.

"Type II Termination Rights Area", at any time, shall mean the aggregate of the following amounts of Net Rentable Area: (i) for any and all Coterminous Expansion Space theretofore added to the Leased Premises under any and all Leases pursuant to Article X of any thereof during the first two (2) Lease Years (provided that, at the time such Coterminous Expansion Space is added, the Tenant is a Wachovia Party), the aggregate Net Rentable Area thereof; and (ii) for any and all Coterminous Expansion Space theretofore added to the Leased Premises under any and all Leases pursuant to Article X thereof following the expiration of the second Lease Year (but prior to the expiration of the Initial Term, and provided that, at the time such Coterminous Expansion Space is added, the Tenant is a Wachovia Party), the product of (x) the aggregate Net Rentable Area of such Coterminous Expansion Space, multiplied by (y) a fraction, the numerator of which is the number of whole months remaining in the Initial Term of such Lease on the date on which such Coterminous Expansion Space is added to the Leased Premises, and the denominator of which is two hundred forty (240); provided, however, that the amount of Type II Termination Area resulting from Coterminous Expansion Space added to the Leased Premises under Group B Leases, when combined with (A) the amount of Type II Termination Rights Area resulting from Coterminous Expansion Space added to the Leased Premises under Group A Leases, but only if, and to the extent that, (I) such Coterminous Expansion Space previously constituted Release Premises, (II) such space (as Release Premises) was vacated by Wachovia during the Preliminary Period, and (III) such space is added to the Leased Premises (as Coterminous Expansion Space) within twelve (12) months after the date the same was so vacated by Wachovia, and (B) the amount of Type III Termination Area resulting from Type A Coterminous Former Release Premises theretofore added to the Leased Premises under any and all Leases, shall not, in the aggregate, exceed 468,672 RSF.

"Type III Termination Rights Area", at any time, shall mean the aggregate Net Rentable Area of all Type A Coterminous Former Release Premises theretofore added to the Leased Premises under any and all Leases pursuant to Section 1.7(d) thereof; provided, however, that amount of Type III Termination Area, when combined with the amount of Type II Termination Area resulting from Coterminous Expansion Space theretofore added to the Leased Premises under Group B Leases, shall not, in the aggregate, exceed 468,672 RSF.

"Type IV Termination Rights Area", at any time, shall mean the following amounts of Net Rentable Area during the following periods: (i) during the first three (3) Lease Years, a Net Rentable Area of zero RSF; (ii) during the period from the first day of the fourth (4th) Lease Year until the last day of the eighth (8th) Lease Year (both days inclusive), a Net Rentable Area equal to 5% of aggregate Net Rentable Area of all Type B Coterminous Former Release Premises theretofore added to the Leased Premises under any and all Leases pursuant to Section 1.7(d) thereof; (iii) during the period from the first day of the ninth (9th) Lease Year until the last day of the thirteenth (13th) Lease Year (both days inclusive), a Net Rentable Area of equal to 10% of aggregate Net Rentable Area of all Type B Coterminous Former Release Premises theretofore added to the Leased Premises under any and all Leases pursuant to Section 1.7(d) thereof; and (iv) during the period from the first day of the fourteenth (14th) Lease Year until the last day of the Initial Term (both days inclusive), a Net Rentable Area equal to 15% of aggregate Net Rentable Area of all Type B Coterminous Former Release Premises theretofore added to the Leased Premises under any and all Leases pursuant to Section 1.7(d) thereof.

"Wachovia" shall mean (i) Wachovia Bank, N.A., or (ii) a person constituting an immediate or remote successor to Wachovia Bank, N.A. by virtue of one or more mergers, consolidations and/or transfers of all, or substantially all, the assets of Wachovia Bank, N.A. (or another person described in this clause (ii)).

"Wachovia Party" shall mean Wachovia or any Affiliate of Wachovia.

"Wholly-Owned Subsidiary", of any party, shall mean a person that is such party's Affiliate and, in which, such party owns (directly or indirectly) one hundred percent (100%) of the equity (i.e., the voting stock, general or other partnership interests, membership interests and/or other equity or beneficial interests).

2.           Limitation on Annual Basic Rent Factor for Renewal Terms under Section 2 Leases.

2.1         As expressed in Section 1.4(c)(1) of the Leases, the Annual Basic Rent Factor under each Lease for each Renewal Term shall equal the Fair Market Rental Value Per RSF of the Base Leased Premises under such Lease for such Renewal Term as determined by the parties or, in the absence of their agreement, determined by appraisal as expressed in the Leases, subject, on a Lease by Lease basis, to the limitations expressed in Section 1.4(c)(1) thereof.

2.2         Notwithstanding any contrary provision in any of the Leases, it is the intention of the parties that the limitations on the Annual Basic Rent Factor during Renewal Terms under Section 2 Leases shall be calculated on an aggregate basis for all Section 2 Leases (across all the Lease Properties encumbered thereby). Accordingly, the Annual Basic Rent Factor for any Renewal Term under any Section 2 Lease shall be equal to (I) the Fair Market Rental Value Per RSF of the Base Leased Premises for such Renewal Term under such Section 2 Lease, minus (II) the Apportioned Reduction Amount Per RSF (if any) for such Renewal Term with respect to such Section 2 Lease.

2.3         For purposes of this Section 2, the following terms shall have the following meanings:

(a)           "Prior BLP Annual Basic Rent", with respect to any Renewal Term under any Section 2 Lease, shall mean the product of (i) the Annual Basic Rent Factor in effect immediately prior to such Renewal Term under such Section 2 Lease, multiplied by (ii) the Net Rentable Area of the Base Leased Premises for such Renewal Term under such Section 2 Lease.

(b)           "Prior BLP Aggregate Annual Basic Rent", with respect to any Renewal Term, shall mean the sum of all the Prior BLP Annual Basic Rents with respect to such Renewal Term under all Section 2 Leases.

(c)           "Pre-Reduction BLP Annual Basic Rent", for any Renewal Term under any Section 2 Lease, shall mean the product of (i) the Fair Market Rental Value Per RSF of the Base Leased Premises for such Renewal Term under such Section 2 Lease, multiplied by (ii) the Net Rentable Area of the Base Leased Premises for such Renewal Term under such Section 2 Lease.

(d)           "Pre-Reduction Aggregate BLP Annual Basic Rent", for any Renewal Term, shall mean the sum of all the Pre-Reduction BLP Annual Basic Rents for such Renewal Term under all Section 2 Leases.

(e)           "Aggregate Reduction Amount" shall mean (I) for any first Renewal Term, the excess (if any) of (a) the Pre-Reduction Aggregate BLP Annual Basic Rent for such Renewal Term, over (b) 110% of the Prior BLP Aggregate Annual Basic Rent with respect to any Renewal Term, and (II) for each subsequent Renewal Term, the excess (if any) of (a) the Pre-Reduction Aggregate BLP Annual Basic Rent for such Renewal Term, over (b) 105% of the Prior BLP Aggregate Annual Basic Rent with respect to any Renewal Term.

(f)           "Apportioned Reduction Amount", for any Renewal Term with respect to any Section 2 Lease, shall mean the product of (I) the Aggregate Reduction Amount for such Renewal Term, multiplied by (II) a fraction, (x) the numerator of which is Pre-Reduction BLP Annual Basic Rent for such Renewal Term under such Section 2 Lease, and (y) the denominator of which is the Pre-Reduction Aggregate BLP Annual Basic Rent for such Renewal Term.

(g)           "Apportioned Reduction Amount Per RSF", for any Renewal Term with respect to any Section 2 Lease, shall mean (i) the Apportioned Reduction Amount for such Renewal Term with respect to such Section 2 Lease, divided by (ii) the Net Rentable Area of the Base Leased Premises for such Renewal Term.

2.4         An illustration of how the Annual Basic Rent Factor is determined during a Renewal Term with respect to the Section 2 Leases is attached as Exhibit D hereto.

3.           Limitations on Wachovia's Termination Rights.

3.1         As expressed in Article XI of the Leases, Wachovia may, from time to time during the Initial Term (but not during any Renewal Term), exercise Wachovia's Termination Rights to terminate a Lease with respect to all or any portion(s) of the then Base Leased Premises under any Lease, all in the manner and subject to the terms and conditions set forth in such Article XI.

3.2         Notwithstanding the foregoing, it is not the intention of the parties hereto that Wachovia's Termination Rights be unconditional as between Master Landlord (and, if applicable, any Landlord), on the one hand, and Wachovia, on the other; more specifically, (i) Wachovia's exercise of Wachovia's Termination Rights under any Integrated Lease, shall be subject to the provisions of Section 3.3 below, and (ii) Wachovia's exercise of Wachovia's Termination Rights under any Non-Integrated Lease, shall be subject to the provisions of Section 3.4 below.

3.3         With respect to all Integrated Leases, Wachovia's Termination Rights may be validly and effectively exercised if, and only if, at the time of such exercise, the then Available Termination Rights Area is equal to or greater than the Exercise Termination Area as to the exercise of such Wachovia's Termination Rights; and any purported exercise by Wachovia of Wachovia's Termination Rights under any Integrated Leases at a time when the then Available Termination Rights Area is less than the purported Exercise Termination Area as to the exercise of such Wachovia's Termination Rights shall be rendered void and of no force or effect (but the fact that such purported exercise is rendered null and void shall not prevent any subsequent exercise by Wachovia of Wachovia's Termination Rights consistent with the provisions hereof).

3.4         With respect to all Non-Integrated Leases, Wachovia's Termination Rights may be validly and effectively exercised even if, at the time of such exercise, the then Available Termination Rights Area is less than the Exercise Termination Area as to the exercise of such Wachovia's Termination Rights (it being understood that neither Master Landlord, any Landlord, nor any other party, shall have any right to object to any exercise of Wachovia's Termination Rights under any Non-Integrated Lease under any circumstances); but, in such event, Wachovia shall (on or prior to the Early Termination Date) pay the Excess Termination Rights Payment with respect such exercise by Wachovia to (i) the Designated Portfolio Lender, if there is a Designated Portfolio Lender, or (ii) the Master Landlord, if there is no Designated Portfolio Lender; in each case, such payment shall be sent to such party at the address provided to Wachovia therefor (or, at the election of such party, to by wire transfer of immediately available funds to an account designated by such party). In no event will the obligation of Wachovia to pay Rent under a Non-Integrated Lease terminate until the applicable Excess Termination Rights Payment required pursuant to this Section 3.4 is paid pursuant hereto; it being understood that any payment made Wachovia to a Depositary (or a court of competent jurisdiction) consistent with the provisions of Section 3.5 hereof shall be deemed paid pursuant hereto.

3.5         Notwithstanding anything to the contrary contained herein, if, a bona fide good faith dispute(s) exists with respect to either (A) the exercise of Wachovia's Termination Rights under any Integrated Lease as to some or all of the Leased Premises under such Lease or (B) the payment of an Excess Termination Rights Payment with respect to any Non-Integrated Lease (including with respect to the party entitled to receive such payment), then, and in each such case, Wachovia shall have the right (at its option), without waiving any other rights and remedies that it may have under the circumstances, in lieu of paying the disputed rental amounts or Excess Termination Rights Payment, to make payment thereof to a Depositary (or, if Wachovia acting in good faith is not able to designate a Depositary prior to the date that is ten (10) Business Days prior to the due date of such payment, to a court of competent jurisdiction) as and when such amounts are or would be due under such Lease or this Master Agreement.  Such Depositary (or, as the case may be, such court of competent jurisdiction) shall hold such payments in escrow pending the resolution of such dispute. Provided Wachovia timely pays all such disputed amounts to a Depositary (or, as the case may be, a court of competent jurisdiction) pursuant to this Section 3.5, Wachovia shall not be deemed to be in default of the applicable Lease or this Master Agreement.  In the event such dispute is resolved in favor of Wachovia, the amounts held by such Depositary (including interest thereon, if any) (or, as the case may be, a court of competent jurisdiction) shall be immediately released to Wachovia, and Master Landlord shall, within one (1) Business Day following the issuance of such ruling, pay to Wachovia an additional amount equal to the excess of (x) interest on the amount paid to the Depositary (or, as the case may be, a court of competent jurisdiction) pursuant to this Section 3.5 at the Applicable Rate from the date such amounts were paid to the Depositary (or, as the case may be, a court of competent jurisdiction) until the date such funds were returned to Wachovia, over (y) the interest (if any) earned on the amounts paid to the Depositary and, as required hereby, returned therewith to Wachovia. In the event such dispute is resolved against Wachovia, the amounts held by such Depositary (including interest thereon, if any) (or, as the case may be, a court of competent jurisdiction) shall be immediately released to the party entitled to such funds, and Wachovia shall, within one (1) Business Day following the issuance of such ruling, pay to such party an additional amount equal to the excess of (xx) interest on the amount paid to the Depositary (or, as the case may be, a court of competent jurisdiction) pursuant to this Section 3.5 at the Applicable Rate from the date such amounts were paid to the Depositary (or, as the case may be, a court of competent jurisdiction) until the date such funds were returned to such party, over (yy) the interest (if any) earned on the amounts paid to the Depositary and, as required hereby, returned therewith to such party.

4.           Certain Notices under Non-Integrated Leases. With respect to all Non-Integrated Leases, Wachovia agrees that (i) for so long as the Tenant under such Non-Integrated Lease is a Wachovia Party, Wachovia agrees to notify Master Landlord, in writing, promptly following (x) the addition of any Coterminous Former Release Premises under such Lease pursuant to Section 1.7 thereof, and (y) the addition of any Coterminous Expansion Space under such Lease, during the Initial Term thereof, pursuant to Article X thereof, and (ii) whether or not the Tenant under such Non-Integrated Lease is a Wachovia Party, Wachovia agrees to notify Master Landlord promptly following Wachovia's exercise of Wachovia's Termination Rights under such Lease pursuant to Article XI thereof.

5.           Determinations of Available Termination Rights Area. Whenever there is a change (whether an increase or decrease) in the Available Termination Rights Area, Master Landlord shall, within thirty (30) days following the occurrence of (or, if later, Master Landlord's receipt of notice of) each applicable event, deliver to Wachovia a written statement setting forth Master Landlord's updated determination of the Available Termination Rights Area, and the various components thereof, and, in which event, Wachovia shall promptly advise Master Landlord, in writing, if Wachovia disagrees with Master Landlord's updated determination of the Available Termination Rights Area. In addition, (i) from time to time, upon not less than thirty (30) days written request from Wachovia, Master Landlord shall deliver to Wachovia a written statement setting forth Master Landlord's then determination of the Available Termination Rights Area, and the various components thereof, and, in which event, Wachovia shall promptly advise Master Landlord, in writing, if Wachovia disagrees with Master Landlord's then determination of the Available Termination Rights Area, and (ii) from time to time, upon not less than thirty (30) days written request from Master Landlord, Wachovia shall deliver to Master Landlord a written statement setting forth Wachovia's then determination of the Available Termination Rights Area, and the various components thereof, and, in which event, Master Landlord shall promptly advise Wachovia, in writing, if Master Landlord disagrees with Wachovia's then determination of the Available Termination Rights Area.

6.           Restriction on Transfers of Group A Properties.  Notwithstanding anything to the contrary contained herein or in any of the Leases, Master Landlord hereby covenants to Wachovia that it shall not effect any LL Transfer (other than an Exempt LL Transfer) under such Group A Lease until after the expiration of the Preliminary Period.

7.           Designation of Coterminous Former Release Premises.  If any Coterminous Former Release Premises are added to the Leased Premises under any Lease pursuant to Section 1.7 thereof, then Tenant, within thirty (30) days after Release Premises Election Date, shall deliver to Master Landlord a notice designating such Coterminous Former Release Premises as either (i) Type A Coterminous Former Release Premises (herein called "Type A Coterminous Former Release Premises"), i.e., Coterminous Former Release Premises that will give rise to Type III Termination Rights Area, or (ii) Type B Coterminous Former Release Premises (herein called "Type B Coterminous Former Release Premises"), i.e., Coterminous Former Release Premises that will give rise to Type IV Termination Rights Area and also be included in the determination of the Capitalization Factor Occupancy Percentage (as defined in Exhibit E hereto). Tenant may designate some portions of any Coterminous Former Release Premises as Type A Coterminous Former Release Premises and other portions thereof as Type B Coterminous Former Release Premises. If, as of the date that is thirty (30) days after Release Premises Election Date, any Coterminous Former Release Premises has not been designated by Tenant as either Type A Coterminous Former Release Premises or Type B Coterminous Former Release Premises, then such theretofore undesignated Coterminous Former Release Premises shall be deemed designated as Type A Coterminous Former Release Premises.

8.           Final Determination of Initial ABR Factor.  If any Type B Coterminous Former Release Premises are added to the Leased Premises under any Lease pursuant to Section 1.7 thereof, then, effective as of the first day following the expiration of the Preliminary Period (the "Re-Determination Effective Date"), the Initial ABR Factor under all of the then Integrated Leases shall be changed in accordance with the following:

(a)           First, a computation factor (herein called the "Computation Factor") shall be determined as the quotient of (i) the aggregate of all Property Amounts for all Lease Properties, divided by (ii) by the Net Rentable Area of all the Base Leased Premises under all Leases. The term Property Amount, for each Lease Property, shall have the meaning ascribed thereto on Exhibit E hereto.

(b)           Second, the Computation Factor, as so determined, shall be compared to the Initial ABR Factor initially applicable under all the Leases (and determined, as of the Commencement Date, pursuant to the Purchase Agreement), and (i) if the Computation Factor is higher than such Initial ABR Factor (such a Computation Factor being herein called a "Higher Computation Factor", and the excess of such Computation Factor over such Initial ABR Factor being herein called the "Positive Incremental Rate"), then the Initial ABR Factor under each of the Integrated Leases shall be changed pursuant to the provisions of Section 8(c) below, and (ii) if the Computation Factor is lower than such Initial ABR Factor (such a Computation Factor being herein called a "Lower Computation Factor", and the excess of such Initial ABR Factor over such Computation Factor being herein called the "Negative Incremental Rate"), then the Initial ABR Factor under each of the Integrated Leases shall be changed pursuant to the provisions of Section 8(d) below. It is understood and agreed that the Initial ABR Factor under the Non-Integrated Leases shall not be affected by any determination under this Section 8.

(c)           If the aforementioned determination results in a Higher Computation Factor, then, effective as of the Re-Determination Effective Date, the Initial ABR Factor under each of the Integrated Leases shall be changed to be the sum of (I) such Higher Computation Factor, plus (II) a rate, per rentable square foot, per annum, equal to the product of (1) the Positive Incremental Rate, multiplied by (2) a fraction, (x) the numerator of which is the Net Rentable Area of all the Base Leased Premises under all the Non-Integrated Leases, and (y) the denominator of which is the Net Rentable Area of all the Base Leased Premises under all the Integrated Leases.

(d)           If the aforementioned re-determination results in a Lower Computation Factor, then, effective as of the Re-Determination Effective Date, the Initial ABR Factor under each of the Integrated Leases shall be changed to be a rate, per rentable square foot, per annum, equal to (I) such Lower Computation Factor, minus (II) a rate, per rentable square foot, per annum, equal to the product of (1) the Negative Incremental Rate, multiplied by (2) a fraction, (x) the numerator of which is the Net Rentable Area of all the Base Leased Premises under all the Non-Integrated Leases, and (y) the denominator of which is the Net Rentable Area of all the Base Leased Premises under all the Integrated Leases.

(e)           An illustration of the re-determination of the Initial ABR Factor under the Integrated Leases pursuant to this Section 8 is set forth in Exhibit F hereto.

9.           [Intentionally Omitted].

10.         Tenant's Reimbursement Amount under Integrated Wachovia Leases.

10.1           Pursuant to Section 5.7(b)(4) of each Lease, Tenant, following the Landlord's performance of Demising Work, may be obligated to pay Landlord a sum on account thereof, which sum is defined in each Lease as Tenant's Reimbursement Amount.

10.2           If, pursuant to Section 5.7(b)(4) of any Integrated Wachovia Lease, Tenant is obligated to pay any Tenant's Reimbursement Amount, then, in addition to the Tenant's payment options in respect thereof that are set forth such Section 5.7(b)(4) of such Integrated Lease, Wachovia (as, or on behalf of, such Tenant, as the case may be) shall have the right to cause such Tenant's Reimbursement Amount to be financed by the Master Landlord pursuant to this Section 10.2, by delivering a notice to such effect to Master Landlord on or prior to the date on which the first installment of the Tenant's Reimbursement Amount becomes dues and payable; and, in any such case, (i) the Tenant shall be completely relieved of the obligation to pay the same to the Landlord under such Lease), and (ii) Wachovia, in lieu thereof, shall repay the Master Landlord the amount thereof on an amortized basis over the balance of the Initial Term of the Leases (regardless of whether the pertinent Integrated Wachovia Lease under which such Tenant Reimbursement Amount initially arose continues in effect for the entirety of such Initial Term), with an interest factor using a rate equal to the Prime Rate (in effect as of the completion of the pertinent Demising Work), in which event, Tenant shall pay such amount, as so amortized, through equal monthly payments payable on the first day of each month then remaining in Initial Term.

11.         Integration of Master Agreement and Leases. This Master Agreement has been executed and delivered by Wachovia, N.A. and Master Landlord contemporaneous with the execution and delivery of each of the Leases. With respect to each Integrated Lease, (i) this Master Agreement shall be deemed integrated into, and shall form a material part of, such Lease as if such provisions were fully set forth in each Integrated Lease; (ii) such Lease shall be deemed integrated into, and shall form a material part of, this Master Agreement; and (iii) to the extent any provisions of this Master Agreement are expressly referenced in one or more provisions of any such Lease, such referenced provisions of this Master Agreement shall be deemed incorporated into such provisions of such Lease, as fully as if expressly set forth therein.

12.         Parties to this Master Agreement.  This Master Agreement is an agreement solely among (i) Wachovia, (ii) Master Landlord and (iii) each Landlord under a Lease which, at the time in question, is an Integrated Lease. Each Landlord under an Integrated Lease is a party to this Master Agreement for purposes of binding such Landlord to the terms and conditions set forth in this Master Agreement (and effectuating the integration of this Master Agreement into such Integrated Lease, as more particularly provided in Section 11 hereof); it being understood that in no event shall any such Landlord have any rights hereunder separate and apart from the rights of Master Landlord (which may be exercised only by Master Landlord). Notwithstanding the foregoing, the Designated Portfolio Lender (even prior to its delivery of a DPL Acceleration Notice) shall have the full right and authority to enforce all of the rights granted to it (and shall have the obligations imposed upon it) under Sections 3.4, 12, 13, 17, 18, 19 and 21 of this Master Agreement . No interest of any party hereto shall be assigned (or otherwise transferred), except as expressly permitted under either this Section 12 or Section 13 hereof. In that regard, it is agreed as follows:

(a)           This Master Agreement shall be binding upon, and inure to the benefit of, Wachovia N.A. and any of its successor(s) included within the definition of Wachovia hereunder. Upon any change in the person constituting Wachovia hereunder, the interest of Wachovia in this Master Agreement (inclusive of all rights and obligations of Wachovia hereunder) shall automatically (and without any act being required by any party) be deemed assigned to, and assumed by, the person becoming Wachovia; it being agreed, however, that, without in any way limiting the foregoing, (i) any person becoming Wachovia shall promptly notify Master Landlord thereof (and shall, upon request made by Master Landlord, confirm such assignment and assumption by written instrument), and (ii) Wachovia N.A. shall not be released of its obligations under this Master Agreement as a result of such events. Except for such an automatic assignment, Wachovia may not assign its interest in this Master Agreement.

(b)           This Master Agreement shall be binding upon, and inure to the benefit of Master Landlord Named Herein (as Master Landlord), and, as applicable, (I) any person that shall acquire the interest of Master Landlord hereunder pursuant to an assignment required under Section 13.3 hereof, or (II) any person that shall acquire the interest of Master Landlord hereunder pursuant to an assignment permitted under Section 13.4 hereof. Notwithstanding anything to the contrary contained herein, (i) Master Landlord Named Herein shall have absolutely no right to assign its interest in this Master Agreement as Master Landlord, except (x) for a collateral assignment to a Designated Portfolio Lender, or (y) pursuant to a required assignment of the interest of Master Landlord hereunder pursuant to Section 13.3 hereof, and (ii) for so long as Master Landlord Named Herein shall be the Master Landlord hereunder (i.e., unless and until such a required assignment under Section 13.3 hereof shall occur), Master Landlord Named Herein shall be and remain a Wholly-Owned Subsidiary of FSG, the Designated Mezzanine Lender or its DML Nominee or any DML Transferee, except as may result from a transfer or other conveyance of all or a portion of the membership interests in Master Landlord Named Herein (or in any person having a direct or indirect ownership in such Master Landlord Named Herein) effected pursuant to a court proceeding (pursuant to federal bankruptcy law, or any similar federal or state law) involving the bankruptcy, insolvency or reorganization of FSG. From and after the required assignment of the interest of Master Landlord hereunder pursuant to Section 13.3 hereof, the Master Landlord, from time to time, shall have the right to assign the interest as Master Landlord hereunder subject to the provisions of Section 13.4 hereof.

(c)           This Master Agreement shall also be binding upon Master Landlord Named Herein (as the initial Landlord under each Lease, for so long as (x) it shall remain Landlord under such Lease, and (y) such Lease shall remain an Integrated Lease). If either Master Landlord Named Herein, or any subsequent Landlord under an Integrated Lease, shall transfer the Landlord's Estate under such Lease (i.e., such transferee shall become the Landlord under such Lease), then (i) if such Lease shall remain an Integrated Lease (notwithstanding such transfer), then (x) such transferee, as the new Landlord under the Lease, shall be deemed to have assumed all of the obligations under this Master Agreement as the Landlord as to such Integrated Lease hereunder, and (y) Master Landlord shall cause such new Landlord, simultaneously with its becoming the new Landlord under such Integrated Lease, to acknowledge such assumption by a written instrument executed and delivered by such new Landlord in favor of Wachovia, and (ii) if such Lease shall as a result of such transfer, shall become a Non-Integrated Lease, then such transferee, as the new Landlord under the Lease, shall not become a party to this Master Agreement.

13.         Master Landlord Rights; Succession.

13.1           During any period that there shall exist a Portfolio Lender, Master Landlord may elect to designate such Portfolio Lender as the "Designated Portfolio Lender", provided, however, that any such designation shall only be effective if made pursuant to a written notice sent by Master Landlord to Wachovia (herein called a "DPL Designation Notice"), which notice shall (1) set forth such designation as irrevocable (subject only to the provisions of this Section 13.1), (2) expressly provide (with reference to Section 13.2 hereof) that such Portfolio Lender, by reason of such designation, shall be entitled to serve the DPL Acceleration Notice and that Wachovia shall be irrevocably authorized to rely on any DPL Acceleration Notice purportedly sent to it by such Designated Portfolio Lender or any successor Designated Portfolio Lender designated pursuant to a DPL Substitution Notice, and (3) be accompanied by a written instrument, executed by such Designated Portfolio Lender in which it (x) sets forth its address(es) for notices, and (y) agrees to comply with the obligations imposed upon the Designated Portfolio Lender (in its capacity as such) under Sections 13 and 17 of this Master Agreement (subject, in each case, to the provisions of Section 21 of this Master Agreement). The term "Designated Portfolio Lender" shall mean (i) any Portfolio Lender designated by Master Landlord or a DPL Successor as the Designated Portfolio Lender pursuant to the foregoing provisions of this Section 13.1 and (ii) any successor Portfolio Lender designated as the Designated Portfolio Lender pursuant to a DPL Substitution Notice; provided, however, that, notwithstanding anything to the contrary contained herein, in no event shall there ever be more than one (1) Designated Portfolio Lender hereunder. Once a Portfolio Lender has been designated as the Designated Portfolio Lender, such Designated Portfolio Lender shall have the right to assign its rights as the Designated Portfolio Lender to a successor Portfolio Lender and simultaneously resign as the Designated Portfolio Lender pursuant to a written notice (a "DPL Substitution Notice") sent by the assigning Designated Portfolio Lender to Wachovia, which notice shall (1) set forth such resignation of the assigning Designated Portfolio Lender and the designation of the new Designated Portfolio Lender as irrevocable (subject only to the provisions of this Section 13.1), and (2) expressly provide (with reference to Section 13.2 hereof) that such new Designated Portfolio Lender, by reason of such designation, shall be entitled to serve the DPL Acceleration Notice and that Wachovia shall be irrevocably authorized to rely on any DPL Acceleration Notice purportedly sent to it by such new Designated Portfolio Lender. The designation of a Designated Portfolio Lender may be revoked only pursuant to a written notice to Wachovia (i) in the case of a DPL Substitution Notice, executed by the assigning Designated Portfolio Lender and the new Designated Portfolio Lender or (ii) in connection with a revocation (other than in connection with an assignment pursuant to a DPL Substitution Notice), by both the Designated Portfolio Lender and Master Landlord. Notwithstanding anything to the contrary contained herein, in no event shall any Portfolio Lender (other than the single Designated Portfolio Lender that may, from time to time, be designated hereunder pursuant to this Section 13.1) have any rights or standing under this Master Agreement.

13.2           (a)           The Designated Portfolio Lender may deliver to Wachovia a notice indicating that such Designated Portfolio Lender has accelerated its Portfolio Loan (a "DPL Acceleration Notice"). Prior to the delivery of a DPL Acceleration Notice to Wachovia, only Master Landlord shall have the right to exercise all of the rights of Master Landlord under this Master Agreement.  Following the delivery of a DPL Acceleration Notice to Wachovia, the Designated Portfolio Lender (or a DPL Nominee that is identified in the DPL Acceleration Notice) shall automatically (and without any further act of any party hereto) have the exclusive right to exercise all of the rights of Master Landlord under this Master Agreement on Master Landlord's behalf (i.e., Master Landlord shall no longer have any right to exercise any of the rights of Master Landlord hereunder); provided, however, that, at the same time, Master Landlord shall continue to have full liability for all its obligations hereunder, including its full liability for all acts and omissions of the Designated Portfolio Lender (or a DPL Nominee) taken (or not taken) in connection with the exercise of any of the rights of Master Landlord hereunder. Master Landlord hereby irrevocably (i) authorizes Wachovia to rely on any DPL Acceleration Notice purportedly sent to it by a Designated Portfolio Lender, (ii) authorizes Wachovia to rely on the exercise of all rights of Master Landlord under this Master Agreement by the Designated Portfolio Lender (or the DPL Nominee that is identified in the DPL Acceleration Notice), and (iii) acknowledges and agrees to its continuing full liability for all of its obligations hereunder (notwithstanding that its rights can only be exercised by the Designated Portfolio Lender or a DPL Nominee, and not by it), including its full liability for all acts and omissions of the Designated Portfolio Lender (or a DPL Nominee) taken (or not taken) in connection with the exercise of any of the rights of Master Landlord hereunder. Following the delivery of a DPL Acceleration Notice, a Designated Portfolio Lender covenants to Wachovia that it shall proceed in good faith in enforcing its remedies under its Portfolio Loan.

  (b)           After the delivery of a DPL Acceleration Notice to Wachovia, the same may be rescinded by the Designated Portfolio Lender, but only pursuant to a written notice of rescission to Wachovia executed by the Designated Portfolio Lender (and, if applicable, the DPL Nominee that was identified in the DPL Acceleration Notice) (such notice being herein called an "Acceleration Rescission Notice"). Upon delivery of the Acceleration Rescission Notice, the Designated Portfolio Lender shall no longer be entitled to exercise the rights of Master Landlord hereunder, and, accordingly, Master Landlord shall again be entitled to exercise such rights; provided, however, that (i) Master Landlord shall continue to have full liability for all acts and omissions of the Designated Portfolio Lender (or its DPL Nominee) taken (or not taken) in connection with the exercise of any of the rights of Master Landlord hereunder during the period after the delivery of the DPL Acceleration Notice and prior to the delivery of the Acceleration Rescission Notice, and (ii) such change in the party entitled to exercise the rights of Master Landlord hereunder shall be without liability or prejudice to Wachovia hereunder, and, without limiting the generality thereof, any act or omission taken (or not taken) by Wachovia hereunder during such period shall be conclusively deemed valid and proper hereunder (and binding upon the parties hereto), so long as such act or omission was valid and proper hereunder (and binding upon the parties hereto) based on the rights and obligations of the parties hereto during such period.

13.3           On the Enforcement Completion Date, the Designated Portfolio Lender covenants to Wachovia that it shall effectuate an assignment of the interest of Master Landlord hereunder to one (and only one) of the following persons: (I) itself, (II) its DPL Nominee, or (III) a person that (together with its Wholly-Owned Subsidiaries) owns the Landlord's Estate in a majority of the then Integrated Leases. Such required assignment shall be effected pursuant to a written instrument in which the assignee shall be assigned, and shall assume, the interest of Master Landlord, in each case, as to the rights and obligations of Master Landlord accruing from and after the date of such assignment. Upon the occurrence of the Enforcement Completion Date, the Designated Portfolio Lender shall notify Wachovia thereof, which notice shall (i) indicate the person to whom interest of Master Landlord hereunder has been assigned under this Section 13.3 (i.e., the new Master Landlord), and (ii) be accompanied by a true and complete copy of the aforementioned assignment instrument. Master Landlord hereby agrees that Designated Portfolio Lender shall have the sole right and authority to effectuate such required assignment, on its behalf, and, in that regard (and in addition to any rights granted to Designated Portfolio Lender under the documents evidencing and securing its Portfolio Loan), Master Landlord hereby irrevocably appoints the Designated Portfolio Lender as its attorney-in-fact to execute (on its behalf) the aforementioned assignment instrument, and all other documents needed to effectuate such required assignment. Upon the Enforcement Completion Date (and such required assignment being effectuated), the Designated Portfolio Lender shall lose its status as a Designated Portfolio Lender.

13.4           From and after the required assignment of the interest of Master Landlord hereunder pursuant to Section 13.3 hereof, Master Landlord, from time to time, shall have the right to thereafter assign the interest of Master Landlord hereunder to any person; provided, however, that (1) no such assignment shall be permitted unless effected pursuant to a written instrument in which the assignee shall be assigned, and shall assume, the interest of Master Landlord, in each case, as to the rights and obligations of Master Landlord accruing from and after the date of such assignment, and (2) no such assignment shall be effective until Wachovia shall receive a notice thereof, from (and executed by) both the assignor and assignee thereunder, which notice shall be accompanied by a true and complete copy of the aforementioned assignment instrument.

13.5           Without limiting or expanding the definition of Non-Integration Event as herein-above set forth, it is understood that an assignment permitted under this Section 13 may nevertheless result in a Non-Integration Event as to one or more Leases.

14.          Designated Mezzanine Lender.

14.1           During any period that there shall exist a Mezzanine Lender, Master Landlord may elect to designate such Mezzanine Lender as the “Designated Mezzanine Lender”, provided, however, that any such designation shall only be effective if made pursuant to a written notice sent by Master Landlord to Wachovia (herein called a “DML Designation Notice”), which notice shall (1) set forth such designation as irrevocable (subject only to the provisions of this Section 14.1) and (2) be accompanied by a written instrument, executed by such Designated Mezzanine Lender in which it indicates that it is a Mezzanine Lender and sets forth its address(es) for notices.  The term “Designated Mezzanine Lender” shall mean (i) any Mezzanine Lender designated by Master Landlord pursuant to the foregoing provisions of this Section 14.1 and (ii) any successor Mezzanine Lender designated as the Designated Mezzanine Lender pursuant to a DML Substitution Notice; provided, however, that notwithstanding anything to the contrary contained herein, in no event shall there ever by more than one (1) Designated Mezzanine Lender.  Once a Mezzanine Lender has been designated as the Designated Mezzanine Lender, such Designated Mezzanine Lender shall have the right to assign its rights as Designated Mezzanine Lender to a successor Mezzanine Lender and simultaneously resign as the Designated Mezzanine Lender pursuant to a written notice (a “DML Substitution Notice”) sent by the assigning Designated Mezzanine Lender to Wachovia, which notice shall set forth such resignation of the assigning Designated Mezzanine Lender and the designation of the new Designated Mezzanine Lender as irrevocable (subject only to the provisions of this Section 14.1).  The designation of a Designated Mezzanine Lender may be revoked only pursuant to a written notice to Wachovia (i) in the case of a DML Substitution Notice, executed by the assigning Designated Mezzanine Lender and the new Designated Mezzanine Lender or (ii) in connection with a revocation (other than in connection with an assignment pursuant to a DML Substitution Notice), by both the Designated Mezzanine Lender and Master Landlord.  Notwithstanding anything to the contrary contained herein, in no event shall any Mezzanine Lender (other than the single Designated Mezzanine Lender that may, from time to time, be designated hereunder pursuant to this Section 14.1) have any rights or standing under this Agreement.

14.2           The Designated Mezzanine Lender shall deliver to Wachovia, when applicable, (a) a notice indicating that such Designated Mezzanine Lender is exercising any of its remedies with respect to its Mezzanine Loan, and (b) a notice indicating that such Designated Mezzanine Lender is the owner of one hundred percent (100%) of the membership interests in Master Landlord.  Master Landlord hereby irrevocably authorizes Wachovia to rely on such notices purportedly sent to Wachovia by a Designated Mezzanine Lender.

15.          Defaults and Remedies.

(a)           No Lease is cross-defaulted with any other Leases. The provisions of this Master Agreement constitute a part each Integrated Lease, and, thus, any default under the provisions of this Master Agreement as the same relates to an Integrated Lease, shall be a default under such Integrated Lease; provided, however, that no such default under the provisions of this Master Agreement shall ever constitute a basis for Landlord having a right to terminate such Integrated Lease (or any other Lease).

(b)           In the event that any party shall default in its obligations under this Master Agreement, then the other parties hereto shall have all rights and remedies available to it at law, or in equity, on account of such default (including, without limitation, injunctive relief); provided, however, that in no event shall any party have any right to terminate this Master Agreement by reason of any default hereunder by any other party.

16.           Interest on Overdue Amounts.  If any sum is owed by any party hereto to another party hereto pursuant to the terms of this Master Agreement, and the party owing such sum does not pay the same on the due date thereof, then such past-due sum shall bear interest, at the Applicable Rate, from the date due thereof until payment is made, but only if such party's failure to pay such sums shall continue for a period of five (5) Business Days after notice of such failure from the other party, which notice shall refer to this Section 15 and state, in all capital letters (or other prominent display), that such party's failure to pay such sums by such 5th Business Day shall result in interest accruing thereon from the due date thereof.

17.          Estoppel Certificates.

(a)           At the request of any of Master Landlord or Wachovia, the other party hereto will execute, within twelve (12) Business Days from the date of receipt of the request, from time to time, a written instrument (i) certifying that this Master Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and setting forth the modifications), (ii) certifying that it has neither sent, nor received, a notice of any default under this Master Agreement, which default remains outstanding (or, if there are such notices, excepting the same and describing the content thereof), (iii) confirming any of its determinations described in Section 5 hereof, and (iv) in the case of Wachovia, indicating whether it has received any of a DPL Designation Notice, a DPL Substitution Notice or a DPL Acceleration Notice, which, in any case, remains outstanding, and whether it has any pending dispute with respect to the designations, re-designations or identifications set forth therein, or any rights of any Designated Portfolio Lender that result therefrom. The Designated Portfolio Lender shall also have the right, from time to time, to request such written instruments of Master Landlord and Wachovia under this Section 17, and, in any such event, the party of whom such request is made shall deliver such a written instrument within twelve (12) Business Days after request. Furthermore, the Designated Portfolio Lender hereby agrees that Wachovia may, from time to time, request similar written instruments of it under this Master Agreement, as relates to such Designated Portfolio Lender's rights, obligations, acts and omissions hereunder, and notices sent by it, or on its behalf, and, in any such event, it agrees to deliver the same within twelve (12) Business Days after request.

(b)           Upon request of Wachovia, the Designated Portfolio Lender, shall provide Wachovia with evidence, reasonably satisfactory to Wachovia, that it is, in fact, a Portfolio Lender. Upon request of Wachovia, Master Landlord shall provide evidence, reasonably satisfactory to Wachovia, as to any matter affecting the status of any Lease as either an Integrated Lease or Non-Integrated Lease, and/or the various facts and circumstances giving rise thereto (including information as to the entities holding title to any Lease Properties).

(c)           Within twelve (12) Business Days from the date of receipt by Wachovia of a written notice from Master Landlord requesting the same with respect to the then Designated Portfolio Lender, which notice shall be accompanied by (i) a copy of the promissory note or promissory notes evidencing the Portfolio Loan to such Designated Portfolio Lender, and (ii) a written instrument, in the form of Exhibit G hereto, executed by Master Landlord with respect to such Designated Portfolio Lender, Wachovia shall execute and deliver to Master Landlord a written instrument in the form of Exhibit G-1 hereto with respect to such Designated Portfolio Lender.

(d)           Within twelve (12) Business Days from the date of receipt by Wachovia of a written notice from Master Landlord requesting the same with respect to the then Designated Mezzanine Lender, which notice shall be accompanied by (i) a copy of the promissory note or promissory notes evidencing the Mezzanine Loan to such Designated Mezzanine Lender, and (ii) a written instrument, in the form of Exhibit H hereto, executed by Master Landlord with respect to such Designated Mezzanine Lender, Wachovia shall execute and deliver to Master Landlord a written instrument in the form of Exhibit H-1 hereto with respect to such Designated Mezzanine Lender.

18.           Notices.  Any notice or other communications required or permitted to be given under this Master Agreement (each, a "notice") must be in writing and shall be sent (i) by certified United States Mail, return receipt requested, (ii) by Federal Express or other nationally recognized overnight courier service, or (iii) by personal delivery, and as follows: (a) any notice sent by Wachovia shall be sent to Master Landlord, at Master Landlord's notice address(es) set forth below (it being agreed that any notice sent to Master Landlord at such address(es) shall be deemed sent to, and received by, any and all Landlords that are parties hereto) with copies of all notices sent to the Designated Portfolio Lender and the Designated Mezzanine Lender; and (b) any notice sent by Master Landlord shall be sent to Wachovia, at Wachovia's notice address(es) set forth below (it being agreed that a copy of any notice sent to Wachovia at such address(es) shall be deemed sent to, and received by, any and all Landlords that are parties hereto) with copies of all notices sent to the Designated Portfolio Lender and the Designated Mezzanine Lender. Designated Portfolio Lender and Designated Mezzanine Lender each agree that if it shall deliver a notice to either Master Landlord or Wachovia concerning any aspect of this Master Agreement, it shall also send a copy of such notice to the other party hereto.

Master Landlord's notice address(es):	First States Investors 3300, LLC c/o American Financial Realty Trust 680 Old York Road, Suite 200 Jenkintown, Pennsylvania 19046 Attention: Operations Fax: (215) 887-9856

with a copy to:	American Financial Realty Trust 680 Old York Road, Suite 200 Jenkintown, Pennsylvania 19046 Attention: General Counsel Fax: (215) 887-9856

Wachovia's notice address(es):	Wachovia Bank, N.A. Corporate Real Estate 225 Water Street, Suite 850 Jacksonville, FL 32202 Attention: Neil C. King, SVP Fax: (904) 489-3544

with a copy to:	Wachovia Bank, N.A. Corporate Real Estate 401 S. Tryon Street, 18th Floor Charlotte, NC 28202 Attention: Sarah Muenow, AVP Fax: (704) 374-6832

and to:	Wachovia Bank, N.A. Corporate Legal Division 301 S. College Street, 30th Floor, NC0630 Charlotte, NC 28288-0630 Attention: Rebecca Olliff Fax: (704) 715-4498

and to:	Wachovia Corporate Real Estate 201 N. Tryon St., 21st Fl, NC0114 Charlotte, NC 28288-0114 Attn: Lease Administration

Any notice shall be deemed given upon receipt or refusal thereof. Each of Master Landlord, Wachovia and any Designated Portfolio Lender shall have the right to change its notice address(es) (by addition and/or subtraction) by giving the notice thereof in accordance with the provisions of this Section 18; provided that (x) such notice of any such change shall become effective only upon such notice being deemed given hereunder, and (y) neither Master Landlord, Wachovia or a Designated Portfolio Lender may designate more than five (5) notice address(es), in total, as its notice address(es). Any notice sent by any party pursuant to this Section 18 shall set forth the address of the Portfolio Property.

19.          Miscellaneous.  No term or provision hereof may be amended or modified, but only by an instrument that (i) is signed by the party against whom enforcement thereof is sought, and (ii) has been approved by the Designated Portfolio Lender. Any provision of this Master Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Master Agreement and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except where the laws of the State where a particular Portfolio Property is located requires that such State's laws must apply. All headings are for reference only and shall not be considered as part of this Master Agreement. This Master Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument.

20.          Conflicts; No Representations.  In the event of any conflict between the terms and conditions of this Master Agreement and the terms and conditions of the Leases, the terms and conditions of this Master Agreement shall be controlling. No representations or warranties have been made by Master Landlord, any Landlord or Wachovia except as specifically set forth in this Master Agreement (or, as to any Landlord and Wachovia, the Leases), and no oral or written expression or non-verbal conduct of a person intended by such person a substitute for oral or written expression will be attributed to Master Landlord, any Landlord or Wachovia, except as specifically set forth in this Master Agreement (or, as to any Landlord and Wachovia, the Leases).

21.          Liability of Master Landlord and Landlords; Wachovia's Recourse.

21.1           Subject to the provisions of Sections 21.2 and 21.3 hereof, at all times, Master Landlord, and all Landlords under all Integrated Leases, shall be jointly and severally liable for (i) all the obligations of Master Landlord under this Master Agreement, and (ii) all the obligations of all the Landlords under all the Integrated Leases.

21.2           Wachovia specifically agrees to look solely to the following interests, collectively, for the recovery of any monetary judgment under this Master Agreement or any of the Integrated Leases against Master Landlord or any of the Landlords under Integrated Leases: (a) the interest of the Master Landlord under this Master Agreement; and (b) the interests of the Landlords, under the Integrated Leases, in the Lease Properties subject to such Integrated Leases (which interests shall be deemed to include the rent and other income or proceeds derived from such Leased Properties). Neither Master Landlord, nor any Landlord under an Integrated Lease, shall ever be personally liable (i.e., liable beyond such interests) for any such judgment or for any other liability or obligation under this Master Agreement or any Lease. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Wachovia might otherwise have (i) to obtain injunctive relief (or other equitable relief) against Master Landlord, or any Landlord under an Integrated Lease, or any other person, (ii) to offset sums due and owing to Wachovia against the Rent under any Integrated Lease, or (iii) to prosecute any suit or action in connection with enforcement of Wachovia’s rights hereunder or the obligations of Master Landlord hereunder, or any Landlord under an Integrated Lease.

21.3           The liability of, and Wachovia's recourse against, any Designated Portfolio Lender (or any DPL Nominee) that shall become either (i) the Master Landlord hereunder or (ii) the Landlord under any Integrated Lease, shall, in that capacity, be governed by the foregoing provisions of this Section 21 (which liability and recourse provisions shall apply as fully to them as to other persons owning such interests). However, the liability of, and Wachovia's recourse against, any Designated Portfolio Lender (or its DPL Nominee), in its capacity as a Designated Portfolio Lender (or a DPL Nominee), for failing to comply with its obligations under Sections 13 and 17 of this Master Agreement, shall be limited to the following interests: (x) the interest of the Designated Portfolio Lender under its Portfolio Loan, and (y) the Designated Portfolio Lender's interest in this Master Agreement (and the Designated Portfolio Lender agrees that such Portfolio Loan and such interest in this Master Agreement shall be subject to the claims of Wachovia whether such claims arise from its actions or those of its DPL Nominee). No Designated Portfolio Lender (or DPL Nominee) shall ever be personally liable (i.e., liable beyond such interests) for any such judgment or for any other liability or obligation under this Master Agreement or any Lease . The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Wachovia might otherwise have (i) to obtain injunctive relief (or other equitable relief) against Designated Portfolio Lender (or DPL Nominee) or any other person, or (ii) to prosecute any suit or action in connection with enforcement of Wachovia’s rights under Sections 13 and 17 of this Master Agreement or the obligations of the Designated Portfolio Lender under Sections 13 and 17 of this Master Agreement.

IN WITNESS WHEREOF, Wachovia N.A. and Master Landlord Named Herein have each caused this Master Agreement to be duly executed and delivered in their respective names and behalves, all by authority duly given, as of the day and year first above written.

WACHOVIA:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name: Neil C. King
Title: Senior Vice President

MASTER LANDLORD:

FIRST STATES INVESTORS 3300, LLC
By:
Name: Sonya A. Huffman
Title: Vice President